EXHIBIT 99.2

POWER OF ATTORNEY

Each of the undersigned, (i) Talpa Beheer B.V., a private company with limited liability incorporated under the laws of the Netherlands (“TBBV”), (ii) Theatrum Novum C.V., a limited partnership organized under the laws of the Netherlands (“TNCV”), (iii) Theatrum Novum Management B.V., a private company with limited liability incorporated under the laws of the Netherlands (“TNMBV”), (iv) Stichting Administratiekantoor Talpa Beheer, a foundation organized under the laws of the Netherlands (“SATB”), and (v) Johannes Hendrikus Hubert de Mol (“Mr. de Mol” and, together with TBBV, TNCV, TNMBV and SATB, the “Reporting Persons”) does hereby make, constitute and appoint each of Barry Salomon Masclee and Adriaan Swart acting severally, as such Reporting Person’s true and lawful attorneys-in-fact, for the purpose of, from time to time, executing in such Reporting Person’s name and on behalf of such Reporting Person, whether such Reporting Person is acting individually or as representative of others, any and all documents, certificates, instruments, statements, other filings and amendments to the foregoing (collectively, “documents”) determined by such person to be necessary or appropriate to comply with ownership or control-person reporting requirements imposed by any United States or non-United States governmental or regulatory authority, including without limitation Forms 3, 4 and 5, and Schedules 13D, 13F, 13G and 13H, and any amendments to any of the foregoing as may be required to be filed with the United States Securities and Exchange Commission, and delivering, furnishing or filing any such documents with the appropriate governmental, regulatory authority or other person, and giving and granting to each such attorney-in-fact power and authority to act as fully and to all intents and purposes as such Reporting Person might or could do if personally present (in the case of TBBV, TNCV, TNMBV and SATB, by one of its authorized signatories), hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Any such determination by an attorney-in-fact named herein shall be conclusively evidenced by such person’s execution, delivery, furnishing or filing of the applicable document.

This power of attorney shall be valid from the date hereof and shall remain in full force and effect until either revoked in writing by the applicable Reporting Person, or, in respect of any attorney-in-fact named herein, until such person ceases to be an employee of the Reporting Persons or one of their respective affiliates.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of this 21st day of December, 2016.

TALPA BEHEER B.V.

By:	/s/ Johannes Hendrikus Hubert de Mol
Name:	Johannes Hendrikus Hubert de Mol
Title:	Managing Director

THEATRUM NOVUM C.V.
BY: THEATRUM NOVUM MANAGEMENT B.V.

By:	/s/ Johannes Hendrikus Hubert de Mol
Name:	Johannes Hendrikus Hubert de Mol
Title:	Managing Director

THEATRUM NOVUM MANAGEMENT B.V.

By:	/s/ Johannes Hendrikus Hubert de Mol
Name:	Johannes Hendrikus Hubert de Mol
Title:	Managing Director

STICHTING ADMINISTRATIEKANTOOR TALPA BEHEER

By:	/s/ Johannes Hendrikus Hubert de Mol
Name:	Johannes Hendrikus Hubert de Mol
Title:	Managing Director

/s/ Johannes Hendrikus Hubert de Mol
JOHANNES HENDRIKUS HUBERT DE MOL

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